EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned Directors and Officers of PG&E Energy Recovery Funding LLC (the “Company”) hereby constitutes and appoints KENT M. HARVEY, MICHAEL J. DONNELLY, LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, JOHN E. FORD, KATHLEEN M. HAYES, and DOREEN A. LUDEMANN, and each of them, as his attorneys in fact with full power of substitution and resubstitution to sign in his capacity as such Director and/or Officer of said Company:

(A)                  a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission relating to the issuance by the Company of up to US $3 billion in energy recovery bonds in up to two series (each of which will be comprised of one or more classes) to finance recovery costs, and

(B)                    any and all amendments and other filings or documents related to such Registration Statement.

Each of the undersigned hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have signed these presents this 15th day of October, 2004.

/s/ Kent M. Harvey	/s/ Bernard J. Angelo
Kent M. Harvey,	Bernard J. Angelo,
President and Director	Director
(Principal Executive Officer)

/s/ Michael J. Donnelly	/s/ Dinyar B. Mistry
Michael J. Donnelly,	Dinyar B. Mistry,
Treasurer and Director	Controller
(Principal Financial Officer)	(Principal Accounting Officer)